                    EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (In thousands, except per share amounts)
                                                                      Year Ended December 31,
                                                                1994           1993           1992
- -----------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE

Earnings before cumulative effect of accounting changes        $73,171        $63,379        $82,047
Effect of preferred stock dividends                             (4,902)        (4,928)        (5,017)
                                                               -------        -------        -------
                                                                68,269         58,451         77,030
Cumulative effect of accounting changes                             --          2,141             --
                                                               -------        -------        -------
Net earnings available to common shareholders                  $68,269        $60,592        $77,030
                                                               =======        =======        =======
Average Common Shares outstanding                               27,884         28,470         28,474
Common stock equivalents                                           224            106             --
                                                               -------        -------        -------
Average number of Common Shares - primary                       28,108         28,576         28,474
                                                               =======        =======        =======

Primary earnings per share:
  Before cumulative effect of accounting changes                 $2.43          $2.05          $2.71
  Cumulative effect of accounting changes                           --           0.07             --
                                                               -------        -------        -------
                      Primary Earnings per Common Share          $2.43          $2.12          $2.71
                                                               =======        =======        =======


FULLY DILUTED EARNINGS PER SHARE

Earnings before cumulative effect of accounting changes        $73,171        $63,379        $82,047
Effect of ESOP charge to operations assuming
  conversion of Series A ESOP Convertible
  Preferred Shares                                              (2,208)        (2,332)        (1,366)
                                                               -------        -------        -------
                                                                70,963         61,047         80,681
Cumulative effect of accounting changes                             --          2,141             --
                                                               -------        -------        -------
Net earnings available to common shareholders                  $70,963        $63,188        $80,681
                                                               =======        =======        =======

Average Common Shares outstanding                               27,884         28,470         28,474
Common stock equivalents                                           232            106             --
Assumed conversion of Series A ESOP Convertible
  Preferred Shares                                               2,769          2,755          2,747
                                                               -------        -------        -------
Average number of Common Shares - fully diluted                 30,885         31,331         31,221
                                                               =======        =======        =======

Fully diluted earnings per share:
  Before cumulative effect of accounting changes                 $2.30          $1.95          $2.58
  Cumulative effect of accounting changes                           --           0.07             --
                                                               -------        -------        -------
                Fully Diluted Earnings per Common Share          $2.30          $2.02          $2.58
                                                               =======        =======        =======

Common stock equivalents reflect the assumed exercise of dilutive employees' stock options using the treasury stock method for 1993 and 1994.  These common stock equivalents were ex-
cluded from the calculation in 1992 as their dilutive effect was not material.